UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	001-34795	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR		97070-7777
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2013, the Compensation Committee of the Company’s Board of Directors granted performance-based restricted stock units (“PBRSUs”) under the Company’s 2010 Omnibus Incentive Plan to each of the Company’s executive officers. The PBRSUs were granted in lieu of stock options as one-half of the awards this year under the Company’s annual equity incentive award program. PBRSU payouts are based on the Company’s performance for its fiscal years ending January 31, 2015 and 2016 as measured by non-GAAP operating income margin (“Margin”), and on the continued employment of the recipients through the third anniversary of the grant date (the “Vesting Date”). The payout percentage will be the higher of the payout percentages determined based on fiscal 2015 performance or fiscal 2016 performance. For fiscal 2015, the payout percentages range from a threshold payout of 20% for a Margin of 16% to a target payout of 100% for a Margin of 20% and a maximum payout of 130% for a Margin of 21.5%. For fiscal 2016, the payout percentages range from a threshold payout of 15% for a Margin of 16% to a target payout of 75% for a Margin of 20% and a maximum payout of 130% for a Margin of 21.5%.

Upon death, “disability,” or “involuntary termination” of a recipient before the Vesting Date, the recipient will become vested and will receive a PBRSU payout of the number of shares earned based on Company performance for fiscal years completed prior to such termination. If a “change in control” of the Company occurs before the Vesting Date, the payout percentage will be the greater of 100% or the amount determined based on Company performance for fiscal years completed prior to the change in control. However, vesting of PBRSU awards will be accelerated following a “change in control” of the Company generally only if the PBRSU recipient’s employment is terminated by the Company without “cause”, by the PBRSU recipient for “good reason”, or as a result of death or “disability.” Any PBRSUs that are not vested, or that do not become vested, upon termination of employment will be forfeited. The form of Performance-Based Restricted Stock Unit Award Agreement used for these awards, including definitions of terms in quotes above, is attached as Exhibit 10.A hereto and incorporated by reference herein.

PBRSUs were granted on September 11, 2013 for the following target numbers of shares to the following executive officers, who are the only PBRSU recipients that were listed in the Summary Compensation Table of the Company’s most recent proxy statement:

Executive Officer	Target Number of PBRSUs Granted
Walden C. Rhines	76,552
Chairman of the Board and
Chief Executive Officer
Gregory K. Hinckley	61,242
President
L. Don Maulsby	14,216
Senior Vice President,
World Trade
Brian M. Derrick	12,029
Vice President,
Corporate Marketing
Michael H. Vishny	8,748
Vice President, Chief
Human Resources Officer

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.A	Form of Performance-Based Restricted Stock Unit Award Agreement Terms and Conditions containing standard terms of performance-based restricted stock units granted to executive officers under our 2010 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION
(Registrant)

Date: September 16, 2013	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

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